Exhibit 99.1

AND TRUST FINANCIAL CORPORATION

Village Bank Acquires River City Bank

MIDLOTHIAN, Va., October 16, 2008 – Village Bank and Trust Financial Corporation (Nasdaq:VBFC) (the “Company”), the holding company for Village Bank, announced today the closing of the merger between Village Bank and River City Bank of Mechanicsville, Va. The merger became effective at 11:59 p.m. on October 14, 2008.

River City Bank shareholders had the option to receive one share of the Company or $11 for each share of River City Bank stock that they owned. The transaction provides Village Bank and Trust Financial Corporation a broader saturation in the Richmond metropolitan area.

Village Bank was founded in 1999 and headquartered in Chesterfield, Virginia. It operates eleven community banking offices in the counties of Henrico, Powhatan and Chesterfield. Beginning on November 10, 2008, the three current River City Bank branches will operate as Village Bank under the leadership of Thomas W. Winfree, the President and CEO of Village Bank.

"On behalf of the River City Bank Board of Directors, we are pleased to have consummated our merger with Village Bank and Trust Financial Corporation,” said William D. Stegeman, President and CEO of River City Bank. “Given the considerable time and energies expended to reach this monumental task, we now look forward to realizing the many profound synergies that we believe a well capitalized and strongly positioned Village Bank can deliver to our community,” he added.

Thomas W. Winfree, Village Bank’s President and CEO added, "We are honored that the customers and employees of River City Bank are now part of the Village Bank family. Together, we will strive to continue providing strong and secure banking services to the communities where we live and serve. The merger helps us achieve the goal of being the Richmond area’s preeminent community bank.

More than 53% of the shareholders of each institution who voted on the proposal at the shareholder meetings, voted in favor of the acquisition.

By the end of 2008, Village Bank will have a total of 15 offices - Chesterfield (8), Hanover (4), Henrico (2), and Powhatan (1).

Village Bank and Trust Financial Corporation was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service, Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation. Village Bank and its wholly-owned subsidiaries, Village Bank Mortgage Corporation, Village Insurance Agency, Inc., and Village Financial Services Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although Village Bank and Trust Financial Corp. believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of Village Bank and Trust Financial Corp. will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to Village Bank and Trust Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. Village Bank and Trust Financial Corp. undertakes no obligation to update any forward-looking statements made in this release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

For more information, please contact:

C. Harril Whitehurst, Jr.

Senior Vice President and CFO

897-3900

hwhitehurst@villagebank.com

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